UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway
San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported on a Current Report on Form 8-K filed on June 3, 2026 (the “Original Form 8-K”), Western Digital Corporation (the “Company”) entered into separate, privately negotiated exchange agreements with certain holders of its 3.00% Convertible Senior Notes due 2028 (the “Notes”), pursuant to which such holders have agreed to exchange approximately $858.4 million aggregate principal amount of Notes for cash and shares of common stock of the Company (the “Exchange Shares” and, such transactions, the “Exchange Transactions”). The exact number of the Exchange Shares to be delivered in the Exchange Transactions was not available at the time of filing of the Original Form 8-K because such number is calculated using the average price of the Company’s common stock over a two-day measurement period on June 3-4, 2026.

The Company is filing this Amendment No. 1 to the Original Form 8-K solely for the purposes of disclosing that an aggregate of 21,289,938 shares of Exchange Shares will be delivered in the Exchange Transactions. The Original Form 8-K is not otherwise revised or amended in any way.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION
(Registrant)
Date: June 8, 2026

By:	/s/ Cynthia Tregillis

Name:	Cynthia Tregillis
Title:	Executive Vice President, Chief Legal Officer and Secretary